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                                                                   EXHIBIT 10-16

                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into this __th day of May 2001, by and between AUTHENTIDATE HOLDING CORP. (f/k/a BITWISE DESIGNS, INC.), a Delaware corporation ("Holding"), AUTHENTIDATE, INC., a Delaware corporation ("Authentidate"), and INTERNET VENTURE CAPITAL, LLC, a Delaware limited liability company ("IVC"). Holding, Authentidate and IVC may be referred to herein individually as a "Party" or collectively as the "Parties."

                                    RECITALS

         WHEREAS, Authentidate has created a service accessible through the Internet allowing users to verify the date, time, content and authorship of documents, digital files and other images;

         WHEREAS, Holding is the holder of a majority of the outstanding shares of Authentidate;

         WHEREAS, Authentidate and Holding wish to develop and market a service permitting the authentication and registration of autographed sports and entertainment memorabilia;

         WHEREAS, IVC has the ability to assist in the development and implementation of a service permitting the authentication and registration of autographed sports and entertainment memorabilia in the United States and international markets; and

         WHEREAS, the Parties desire to enter into this Agreement as the definitive agreement governing the manner through which the Parties will develop and market a service permitting the authentication and registration of autographed sports and entertainment memorabilia;

         NOW, THEREFORE, the Parties agree as follows.

                                    ARTICLE I
                                   DEFINITIONS

         1.0 For the purposes of this Agreement:

         "Affiliates" of any Party means any entity that controls, is controlled by or is under common control with such Party. For purposes of this definition, "control" will mean the possession, directly or indirectly, of a majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
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         "Authentidate License" means the non-exclusive license or licenses to the Authentidate Software to be granted to Newco by Authentidate to operate the Service in the Territory.

         "Authentidate Service" means the service provided by Authentidate whereby data may be date and time stamped through application of the Authentidate Software.

         "Authentidate Software" means the computer-readable media incorporating the Authentidate Technology.

         "Authentidate Technology" means [* * *] ("Related Patents").

         "Board of Directors" means the Board of Directors of Newco as defined in Section 6.1 off this Agreement.

         "Business Day" means any day on which the New York Stock Exchange conducts regular trading activities.

         "Business Plan" means the Business Plan developed by Newco to offer the Service in the Territory through Newco pursuant to Section 5.1(a).

         "Common Stock" means the shares of Newco Common Stock, par value $.001 per share.

         "Improvements" means (i) all derivative works, discoveries and/or inventions, whether patentable or not, made by Authentidate or a third-party, acting alone or jointly, that constitutes a modification, enhancement, extension or improvement of the Authentidate Technology and (ii) all Intellectual Property developed by Authentidate or a third-party, acting alone or jointly, including any and all applications or registrations therefor.

         "Intellectual Property" means, wherever existing in the world, (i) patents, whether in the form of utility patents or design patents, and all pending patent applications for registration thereof, (ii) trademarks, trade names, service marks, domain names, designs, logos, trade dress and trade styles, whether or not registered, and all pending applications for registration thereof, (iii) copyrights, whether or not registered, and all pending applications for registration thereof, (iv) know-how, inventions, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulas, customer lists, supplier lists and market analyses, (v) computer software and programs, and related flow charts, programmer notes, documentation, updates, and data, whether in object or source code form, and (vi) all other similar intellectual property rights, whether or not registered.

         "Newco" means a C corporation to be organized by the Parties which will serve as the vehicle through which the Parties will develop and market the service permitting the authentication and registration of autographed sports and entertainment memorabilia.


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         "Service" means the authentication process developed, and to be developed, by Newco to authenticate and register sports and entertainment memorabilia.

         "Territory" means all countries except as limited to the extent necessary to avoid any conflict with the rights previously granted to Authentidate International Holdings, A.G. and its subsidiaries, if any, pursuant to the Joint Venture Agreement, dated March 2, 2000, between Holding, Authentidate and Windhorst New Technologies, AGi.G.

         "Transaction License" means a non-exclusive license granted by Authentidate to use the Authentidate Service in accordance with the terms therein.

         "Transfer" means the direct or indirect sale, transfer, pledge, assignment or other disposition of or mortgage, hypothecation, or other encumbrance or permitting or suffering of any encumbrance of all or any part of the equity interests in Newco.

                                   ARTICLE II
                         PURPOSE AND SCOPE OF AGREEMENT

         2.1 Condition Precedent

         [* * *]

         2.2 Purpose

         (a) The Parties jointly undertake, within the Territory, and through Newco to establish the Service permitting the authentication and registration of sports, entertainment and other memorabilia. The Service is a multi-step process whereby a unique code is dynamically generated for and attached to each item of memorabilia and then registered and reserved on Newco's website. Newco's customers will receive some form of a registration containing information about the item, including an identification code. The registration record will be administered by Newco so that only one such record will be valid at any given time. The Service may evolve as required over time.

         (b) Newco will initially establish the Service in the United States and in such other countries located in the Territory as shall be determined by the Board of Directors.

         (c) Except as explicitly set forth in this Agreement, neither Holding, Authentidate nor IVC, nor their respective Affiliates, shall have any obligation to conduct business exclusively with the other Party, to offer other business opportunities to any other Party, or refrain from competition in any manner whatsoever regardless of whether the Parties are jointly engaged in (or may also engage in) a related activity at any time.

         2.3 No Partnership


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                  Nothing in this Agreement shall be construed as creating
between the Parties a partnership, fiduciary or other similar relationship or a joint venture except as expressly provided for herein. Nothing in this Agreement shall create or imply any exclusive relationship or any obligation to inform any other Party, offer to any other Party or to include any other Party in any opportunity which may be available to one of the Parities in the future except as provided in the License.

                                   ARTICLE III
                            CAPITALIZATION OF A-GRAPH

         3.1 Initial Capitalization

         (a) Upon its formation, Newco shall have an authorized capitalization of 2,000,000 shares of Common Stock, par value $.001 per share, and 500,000 shares of Preferred Stock, par value $.10 per share.

         (b) In consideration of the issuance of shares in Newco:

                  (i)      [* * *];

                  (ii)     Subject to Section 2.1 of this Agreement, [* * *].

         3.2 Shares of Common Stock of Newco (the "Newco Shares")

                  The initial equity interests in Newco shall be held as follows:

                  (a) Holding shall own [* * *] shares of the Common Stock of Newco;

                  (b) IVC shall own [* * *] shares of the Common Stock of Newco; and

                  (c) IVC shall deliver to Nicholas Themelis such number of the Newco Shares owned by IVC as shall equal [* * *] (the "Themelis Shares"). The Themelis Shares shall be subject to such restrictions as specified in Article V of this Agreement.

         3.3 Representations Regarding Themelis Shares

                  Nicholas Themelis hereby represents and warrants that the grant to him of the Themelis Shares is in consideration of his waiver to all compensation due him pursuant to Article X(D) of his Employment Agreement with Holding, dated February 28, 2000 and that neither Holding, Newco, nor any subsidiary or affiliate of Newco has any further obligation to grant Themelis compensation relating to the Themelis Shares. Themelis hereby, releases and discharges Holding, Newco, their subsidiaries, affiliates, directors, officers, successors, present employees, former employees, agents, representatives and assigns (the "Released Persons") from

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any and all claims, demands or causes of action of any kind or nature whatsoever which Themelis may have or could claim to have against the Released Persons, from the beginning of the world up to the date of this Agreement arising out of
Article X(D) of the February 28, 2000 Employment Agreement.

         3.4 Additional Capital

         (a) Holding will not be under any obligation to contribute additional capital to Newco or be responsible for any debts or obligations of Newco and all current intercompany obligations between Newco and Holding outstanding as of the date of this Agreement shall be applied against Holding's capital contribution.

         (b) Subsequent to the execution of this Agreement, the Parties agree to seek additional financing to support the Parties' purpose, as described in
Article II of this Agreement, in entering into this Agreement.


                                   ARTICLE IV
                                     CLOSING

         4.1 Formation of Newco

                  (a) At or prior to the Closing, the Parties shall cause to be formed under the laws of the State of the State of Delaware a new corporation ("Newco") whose corporate name shall be as follows:

                           (i) in the event that Authentidate and Holding are able to secure the name AuthentiGraph from the owner of the trademark "AuthentiGraph", then the name of Newco shall be AuthentiGraph;


                           (ii) In the event Authentidate and Holding are unable to secure the name AuthentiGraph, the name of Newco shall be AuthentidateSE , Inc., or such other name upon which the Parties mutually agree.

                  (b) Upon its formation, Newco shall execute an Agreement whereby it consents to be bound to the terms of this Agreement applicable to it.

         4.2 Closing

                  (a) The Closing shall occur at the offices of Goldstein & DiGioia, LLP, 369 Lexington Ave., New York, NY 10017, or at such other place as shall be agreeable to the parties, at 1:00 p.m. , Eastern Time, on May 18, 2001 or such other date as be agreeable to the parties.

                  (b) At the Closing the following actions shall be taken:


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                  (i) The certificates representing the number of Shares of
Common Stock issuable to Holding and IVC, as set forth in Section 3.1 of this Agreement, shall be issued to Holding and IVC;

                  (ii) Authentidate shall deliver to Newco a non-exclusive Transaction License Agreement governing Newco's use of the Authentidate Service;

                  (iii) The Themelis Shares shall be executed and delivered to Nicholas Themelis; and

                  (iv) All agreements shall be executed by the parties simultaneously at the Closing.

                                    ARTICLE V
                     SHARE CERTIFICATES; TRANSFERS OF SHARES

         5.1 Share certificates if issued by Newco shall be in registered form.

         5.2 The following legends shall be placed on the certificate(s) evidencing the Newco Shares:

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         Transfer of the shares represented by this certificate is restricted by the terms of a certain Agreement dated as of May 24, 2001, a copy of which is on file at the office of the Company. No sale, assignment, pledge, encumbrance or other transfer shall be effective unless and the terms and conditions of the Agreement shall have been complied with in full.

         5.3 Right of First Refusal.


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         (a) Subject to Section 5.4, whenever and as often as any Party desires to sell any Newco Shares (referred to in Sections 5.3 and 5.4 as "Restricted Stock"), such proposed sale must be for an aggregate consideration of at least $100,000 and pursuant to a bona fide written offer to purchase such shares. In such event, the Party desiring to sell Restricted Stock (the "Selling Shareholder") shall give written notice to each other Party (for purposes of Sections 5.3 and 5.4 each, an "Offeree" and collectively, the "Offerees") and also to Newco to such effect, enclosing a copy of such offer and specifying the number of shares of Restricted Stock that the Selling Shareholder desires to sell, the name of the person or persons to whom the Selling Shareholder desires to make such sale and the consideration per share of Common Stock that has been offered in connection with such offer. In the event that such consideration includes non-cash consideration, the dollar value of such non-cash consideration shall be its fair market value, as reasonably determined by the Board of Directors ("Fair Market Value").

         (b) Upon receipt of the Notice, the Offerees shall initially have the first right and option to purchase the shares proposed to be sold for the same consideration, at the same purchase price and on the same terms as specified in the Notice, pro rata on the basis of the number of shares of Common Stock then held by them, exercisable for 20 Business Days after service of the Notice. Failure of any Offeree to respond to the Notice within such 20-Business Day period shall be deemed to constitute a notification to the Selling Shareholder of such Offeree's decision not to exercise the first right and option to purchase shares of Restricted Stock under this Section 5.3. If any Offeree fails to exercise his, her or its first right and option, the Selling Shareholder shall give written notice to each of the other Offerees who has elected to purchase his, her or its pro rata share of the shares of Restricted Stock proposed to be transferred, and each such Offeree shall have the right, exercisable for a period of three days from the date of receipt of such notice, to purchase the remaining shares of Restricted Stock, pro rata on the basis of the number of shares of Common Stock then held by all such electing Offerees exercising such right to purchase such remaining shares or in such other proportions as they may agree. An Offeree may exercise his, her or its right and option to purchase such Restricted Stock by giving written notice of exercise to the Selling Shareholder and to the Company within the period or periods specified above, specifying the date (not later than three days from the date of expiration of all applicable first rights and options to purchase shares under this paragraph) upon which payment of the purchase price for the shares purchased pursuant to this paragraph shall be made. The Selling Shareholder shall deliver to the Offeree(s) at Newco's principal office, at least one day prior to the payment date, wire transfer instructions (if funds are to be wired) and, prior to the close of business on the payment date specified in such notice, the certificate or certificates representing the shares being purchased by the Offeree(s), properly endorsed for transfer, free and clear of any restrictions, Liens or claims, against payment of the purchase price therefor by the Offeree(s) in immediately available funds.

         (c) In the event that all of the shares of Restricted Stock proposed to be transferred are not purchased by the Offerees, Newco shall have the right and option to

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purchase the balance of the shares proposed to be transferred for the same consideration, at the purchase price per share specified in the Notice and on the same terms as specified in the Notice, exercisable for 15 Business Days after expiration of the option period set forth in Section 5.3 (b). Failure of Newco to respond to such Notice within such 15 day period shall be deemed to constitute a notification to the Selling Shareholder of Newco's decision not to exercise the right and option to purchase shares of Restricted Stock under this
Section 5.3. Newco may exercise its right and option to purchase such Restricted Stock by giving written notice of exercise to the Selling Shareholder within such 15-Business Day period, specifying the date (not later than three days from the date of such notice) upon which payment of the purchase price for the shares shall be made. The Selling Shareholder shall deliver to Newco's principal office, at least one day prior to the payment date, wire transfer instructions (if funds are to be wired) and, prior to the close of business on the payment date specified in such notice, the certificate or certificates representing the shares being purchased by Newco, properly endorsed for transfer, free and clear of any restrictions, Liens or claims, against payment of the purchase price therefor by Newco in immediately available funds.

         (d) If all the shares of Restricted Stock proposed to be transferred are not purchased by the Offerees and Newco in accordance with this Section 5.3, the Selling Shareholder shall not be required to sell any of the shares of Restricted Stock proposed to be transferred to the Offerees or to Newco, and, during the 60-day period commencing on the expiration of the rights and options provided for in this paragraph, may sell all (but not less than all) of such shares to the transferee named in the Notice for a consideration equal to or greater than the consideration specified in the Notice, free of the restrictions contained in Section 5.3 (but subject to the other terms and conditions hereof).

         (e) Notwithstanding the foregoing, any Party shall have the right to transfer and sell up to 10% of the shares of Common Stock beneficially owned on the date hereof.

         (f) For the purposes of this Section 5.3, the term "Common Stock" shall be deemed to include the Themelis Shares.

         5.4 Co-Sale Rights.

         (a) Whenever and as often as any Party shall receive a bona fide offer to purchase any shares of Restricted Stock from a prospective purchaser that the Selling Shareholder wishes to accept, each Offeree shall have the right, at his, her or its option, either to exercise his, her or its rights under Section 5.3 or to participate in the sale to the prospective purchaser pursuant to this
Section 5.4. The Selling Shareholder shall use his, her or its best efforts to arrange for the sale to the prospective purchaser of, in the aggregate, such shares of Common Stock held by the Offerees as shall equal the number of shares proposed to be sold by the Selling Shareholder. For purposes of this Section 5.4, an Offeree may elect to sell Common Stock at the purchase price per share specified for the Common Stock in the Notice. If the prospective purchaser will not purchase all of the shares of Restricted Stock and

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Common Stock that the Selling Shareholder and the electing Offerees wish to sell pursuant to this Section 5.4, the number of Restricted Shares and shares of Common Stock the Selling Shareholder and Offerees shall be entitled to sell shall be reduced on a pro rata basis to an amount equal to the aggregate number of Restricted Shares and shares of Common Stock the prospective purchaser is willing to purchase. The number of shares each Offeree shall be entitled to sell to such prospective purchaser shall be determined pro rata based on the relative number of shares of Common Stock owned by each Offeree. An Offeree may exercise his, her or its right under this paragraph by written notice given within seven days after receipt of the Notice specifying the number of shares of Common Stock that such Offeree wishes to sell.

         (b) If none of the Offerees demand the purchase of any of their shares of Common Stock as provided by subsection 5.4, then the Selling Shareholder shall be free to transfer, in accordance and in full compliance with the terms and provisions of this Agreement, and sell his shares of Restricted Stock not purchased by any Offeree, but only to the transferee designated in the Notice and upon the same terms and conditions stated in the Notice within 60 days of the service of the Notice. Thereafter, any remaining shares of Restricted Stock proposed to be transferred by any Party shall again be restricted by, and may not be transferred without full compliance with, this Agreement.

         (c) Notwithstanding the foregoing, any Party shall have the right to transfer and sell up to 10% of the shares of Common Stock beneficially owned on the date hereof.

         (d) For the purposes of this Section 5.4, the term "Common Stock" shall be deemed to include the Themelis Shares.

         5.5 At the request of the underwriter in the initial public offering of the Common Stock of Newco, holders of shares of Common Stock of Newco, including the shares issuable upon exercise of the Themelis Options, agree to enter into a Lock-up Agreement with the Underwriter for a period of time not to exceed twelve months, or such other shorter period of time requested by the underwriter, from the date of the initial public offering.

         5.6 Family Gifts and Transfers to Affiliates. Notwithstanding the rights granted to the Parties pursuant to sections 5.3 and 5.4 of this Agreement, any Party at any time, may transfer any shares of Common Stock which he may now or hereafter own to (a) any immediate family member or any trust or custodial account for the sole benefit of himself or members of his immediate family and (b) in accordance with applicable laws of descent and distribution, provided, in each case, that the transferee of any such Shareholder agrees to the terms of this Agreement. In addition, any Party may Transfer its interest in Newco to an Affiliate of such Party, provided that such any such Affiliate agrees to the terms of this Agreement.

         5.7 Any Transfer by a Party of an interest in Newco shall be effective only upon the execution and delivery by the transferor of an appropriate irrevocable and unconditional guarantee to continue to be bound by the provisions of this Agreement and the By-laws and

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Charter of Newco together with instruments of assumption under which the
Affiliate agrees to be bound by this Agreement and the By-laws and Charter of Newco. An assignment or Transfer shall not release the transferor of any of its obligations hereunder or under the By-laws and Charter of Newco.

         5.8 Any Party may Transfer this Agreement and all of its rights and obligations hereunder to any Party acquiring all or substantially all of the business of such Party whether by merger, sale of assets or otherwise.

                                   ARTICLE VI
                            BUSINESS PLAN OF A-GRAPH

         6.1 Business Plan

         (a) The individual appointed to be the Chief Executive Officer of Newco will develop promptly the Business Plan for each of three fiscal years of Newco. The Business Plan shall include, but not be limited to, a description of the business, marketing, technology and operations of Newco.

         (b) Newco shall initially draft the first Business Plan which shall include a strategy for developing the Service in the United States during the year 2001.

         (c) No Party shall have the right to represent any other Party in any negotiations with third parties nor enter into any agreement with a third party for the account of the other Parties or their joint account, without the prior written approval of the unrepresented Party. The Party engaging in such unauthorized conduct and/or causing liability therefrom shall be in breach of this Agreement and shall hold the other Parties harmless for any claims raised by a third party.

                                   ARTICLE VII
                               MANAGEMENT OF NEWCO

         7.1 Board of Directors

         (a) The business and affairs of Newco will be managed initially under the direction of a seven person Board of Directors, consisting of the following persons: two individuals to be nominated by IVC; two individuals to be nominated by Holding; the individual elected to serve as the Chief Executive Officer of Newco and two individuals selected by the five other individuals. The Parties agree to vote their shares for such persons.

         (b) The Board of Directors shall oversee strategic planning and the implementation of the Business Plans.

         (c) The consent of the IVC and Holding designees to the Board of Directors shall be required to approve any transaction which will result in a Change of Control of Newco. For the

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purposes of this section, a "Change of Control" of Newco shall be deemed to have occurred if there shall be consummated (i) any consolidation or merger of the Newco in which Newco is not the continuing or surviving corporation or pursuant to which shares of Newco's Common Stock would be converted into cash, securities or other property, other than a merger of Newco in which the holders of Newco's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Newco, or (iii) the stockholders of Newco approve any plan or proposal for the liquidation or dissolution of Newco, or (iv) any person (as such term is used in Sections 13(d) and l3(d)(2) of the Securities Exchange Act of l934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of 20% or more of Newco's outstanding Common Stock, except in connection with a transaction approved by the Board of Directors; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Newco's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) With respect to the persons nominated by Holding and IVC to serve on the Board of Directors, in the event that the position of a Director held by such person becomes vacant, for any reason, the Parties agree to cause their shares to be voted to elect as a replacement for such Director a person nominated by either the party who nominated the Director whose position is vacant.

         7.2 Meetings of the Board of Directors

         (a) Notwithstanding mandatory Delaware law, the following provisions shall be applicable to the meetings of the Board of Directors, unless otherwise determined by the Board of Directors of Newco:

                  (i) The Board of Directors shall hold at least one meeting per quarter either in person or by conference call.

                  (ii) Any two members of the Board of Directors may at any time call for a special meeting of the Board of Directors upon five (5) Business Days prior notice to the Members of the Board of Directors, specifying the date and agenda of the meeting. If the member required to specify the time and place of the meeting fails to do so within twenty-four hours of receipt of a request therefor, the member calling for the special meeting shall specify the time and place within 24 hours thereafter. Such notice may be waived in writing before or after such meeting or by attendance at such meeting. A member may propose an agenda item for discussion at such meeting by written notice to the other members, unless waived. In addition, any item which the

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members agree to discuss at a Board of Directors meeting shall be considered to be an agenda item at such meeting.

                  (iii) Regular meetings of the Board of Directors shall be held at the principal offices of Newco, unless the members establish any other place for meetings by mutual agreement. Special meetings shall be held in the location and at the time specified (in accordance with this subsection) by the member which did not call the meeting.

                  (iv) Members of the Board of Directors may participate in such meetings by means of a conference telephone or similar means of communication if all persons participating in the meeting are able to hear one another, and any such Director shall be deemed to be present at such meeting. Any action that may be taken at a meeting may also be taken by unanimous written consent.

                  (v) Meetings of the Board of Directors may be attended by guests invited by the members of the Board of Directors pursuant to the unanimous approval of the Board of Directors.

         7.3 Chief Executive Officer

         (a) Until such time as a Chief Executive Officer of Newco is employed by Newco pursuant to Section 7.3(b) of this Agreement, Mr. John T. Botti shall act as the interim President and Chief Executive Officer of Newco

         (b) As soon as possible after the execution and delivery of this Agreement, the Board of Directors shall appoint the Chief Executive Officer of Newco (the "Newco CEO") who shall have the following duties and responsibilities:

                  (i) to prepare reports and recommendations for presentation to the Board of Directors, including, without limitation, in respect of decisions which require the approval of the shareholders of Newco;

                  (ii) to prepare necessary Business Plans for Newco for approval by the Board of Directors as well as such overall strategic, marketing, advertising and other general plans which require approval by the Board of Directors;

                  (iii) to prepare proposals for investment by the Board of Directors;

                  (iv) to implement the resolutions of the Board of Directors;

                  (v) to advise, supervise and coordinate the Newco business, operations and management; and

                  (vi) to oversee all day to day operating aspects of the business of Newco.

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         (b) The Newco CEO shall report to the Board of Directors.

         7.4 Accounting

         (a) Newco shall keep all books of accounts and make all financial reports in accordance with the standards prescribed by United States laws and regulations and conform to Generally Accepted Accounting Principles in the United States. Newco shall prepare (1) preliminary financial statements, within thirty days after the end of each of the first three quarters of it's fiscal year, followed by unaudited finalized versions thereof within five days thereafter; (2) unaudited finalized financial statements, including without limitation a balance sheet and income statement, within thirty days after the end of the fourth quarter and its entire fiscal year; (3) audited financial statements within sixty days of the end of its entire fiscal year; and (4) such further reports as shall be required by the Board of Directors. Copies of all such reports shall immediately be forwarded to IVC, Holding and Authentidate. Newco shall provide any financial statement required by Holding to meet its reporting requirements as a public company, including audited financial statements within 60 days of Newco's the fiscal year end. Newco shall additionally retain or employ a qualified accountant to prepare the quarterly financial statements and maintain its accounting records on a weekly basis.

         (b) Certified Public Accountants

         Newco shall, at its expense, appoint a firm of certified public accountants of good repute, and acceptable to the firm of accountants of Holding, to audit its books of account for each accounting period. Said certified public accountants shall issue an audit report before the regular meeting of Shareholders, copies of which shall be forwarded to each Party. Each audit report shall be in reasonable detail and shall be in conformance with generally accepted accounting principles. Said accountants shall prepare all Federal, state and local income tax returns according to the timetables established by the tax authorities. Sales tax returns, if applicable, will be prepared by Newco.

         (c) Right of Inspection

         At all times after Newco's incorporation, each Party shall have the right by its duly authorized representative or accountant to inspect and have full access to all properties, books of account, records and the like of Newco and Newco shall furnish to the requesting Party all information concerning the same which the requesting Party may reasonably require in connection with a complete examination thereof, and the requesting Party shall have the right to inspect and make copies from the books and records of Newco at all reasonable times, upon reasonable notice.

         (d) Fiscal Year

         Newco shall initially adopt June 30 as the end of its fiscal year.

                                  ARTICLE VIII
                             ADDITIONAL OBLIGATIONS

         8.1 Upon execution of this Agreement and in further consideration for the issuance of the Newco Shares, IVC shall use its best efforts to obtain a general release in favor of Holding, Authentidate, Newco and such other persons, if any, as determined by the Board of Directors concerning the Parties' prior business relationships with third parties..

         (b) IVC hereby releases Holding, Authentidate, Newco, William McLean, Siupeli Malamala and their affiliates, agents and employees, from any and all liabilities owing to it and its affiliates arising out of any act or omission prior to the date of this Agreement relating to any business or proposed business activity of Newco, William Fleming, TracerCode, Total Sports Concepts, Inc. and/or affiliated parties.

         8.2 As soon as practicable after the Closing, Newco shall obtain general liability insurance of not less than $1,000,000 and naming Holding and IVC as additional insureds.

         8.3 Upon or as soon as practicable after the Closing, Newco shall enter into employment agreements with Siupeli Malamala and William McLean, in the form annexed as Exhibits 8.3 (a) and (b) to this Agreement.

                                   ARTICLE IX
                                  OTHER RIGHTS

         9.1 Newco Name; Trademarks and Other Rights

         (a) Authentidate and Holding hereby covenant, at its cost, to be no more than $25,000, to take all actions reasonably necessary to secure protection for Newco of the name, Trademark and domain name AuthentiGraph, including to undertake prosecution or defense of litigation to establish or protect Newco's interest in the name AuthentiGraph. Newco will be responsible for the cost above this limit. Newco recognizes that the domain name AuthentiGraph is currently held by an unrelated third party and is not currently available.

         (b) Authentidate acknowledges that the title to the research performed by Cap Gemini of America, Inc. regarding the Service shall be transferred to Newco.

                                    ARTICLE X
                         REPRESENTATIONS AND WARRANTIES

         10.1 Mutual Representations and Warranties

         (a) Representations and Warranties. Each Party represents and warrants to each other Party that such Party has the full corporate right, power and authority to enter into this

Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate or contravene any applicable law or regulation or any agreement to which such Party is a party or by which it is otherwise bound, and when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

         10.2 Representations and Warranties of Holding and Authentidate

         (a) Holding and Authentidate represent and warrant that:

                  (i) to their knowledge, Authentidate is the sole and exclusive owner of the Authentidate Sofware, free and clear of any claims, liens, charges or encumbrances;

                  (ii) Authentidate has filed a patent application with respect to Authentidate Technology with the United States Patent and Trademark Office and Authentidate is aware of no impediments to registration pending oppositions thereto;

                  (iii) Holding has transferred to Authentidate such of its interest in the Authentidate Technology as necessary to protect Newco's interest as established by this Agreement and covenants that it will transfer to Authentidate any such future rights that it may obtain in the Authentidate Technology;

                  (iv) Subject to the license granted to Authentidate International Holdings, A.G., Authentidate and Holding have neither licensed the Authentidate Software to any other person or entity in a manner which may interfere with the use thereof by Newco; and

                  (v) to the best knowledge of Holding and Authentidate, there are no restrictions, whether by contract, operation of law, or otherwise, on their ability to grant to Newco the Authentidate License, subject to the License granted to Authentidate International Holdings, A.G.

         10.3 Representations and Warranties of IVC

         IVC hereby represents and warrants that:

         (a) It is an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         (b) IVC has conducted its own due diligence review of Holding, Authentidate and Newco to the extent it deems necessary and has not relied on the statements, advice or recommendations or any other person or entity in connection with the transactions contemplated hereby.

         (c) It has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect its interests in connection with this transaction.

         (d) It understands the various risks of an investment in Newco as proposed herein and can afford to bear such risks, including, but not limited to, the risks of losing its entire investment.

         (e) It acknowledges that no market for the shares of common stock of Newco presently exists and none may develop in the future and that it may find it impossible to liquidate its investment at a time when it may be desirable to do so, or at any other time.

         (f) It has been advised that the Newco Shares have not been registered under the Securities Act, and that all the foregoing securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that Newco's reliance thereon is based in part upon the representations made by IVC in this Agreement. IVC acknowledges that it has been informed by Holding, Authentidate and Newco, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, IVC agrees that no sale, assignment or transfer of the Newco Shares shall be valid or effective, and Newco shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the foregoing securities are registered under the Securities Act, (ii) the foregoing securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the foregoing securities, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. IVC acknowledges that the Newco Shares shall be subject to a stop transfer order and the certificate or certificates evidencing any underlying shares shall bear the legend set forth in Section 5.2.

         (g) IVC will acquire the Newco Shares for its own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that it has no present intention of distribution or selling to others any of such interest or granting any participation therein.

         10.4 Limitation of Liability. EXCEPT AS PROVIDED IN THIS ARTICLE X, AND EXCEPT FOR A LIABILITY ARISING AS A RESULT OF A CLAIM FOR BREACH OF, OR

A DEFAULT IN, THIS AGREEMENT OR THE LICENSE, UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT OR THE LICENSE, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

         10.5 EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE X, AND EXCEPT FOR A LIABILITY ARISING AS A RESULT OF A CLAIM FOR BREACH OF, OR A DEFAULT IN, THIS AGREEMENT OR THE LICENSE, NO PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

           10.6 EXCLUSIVE REMEDIES. THE RIGHTS AND REMEDIES SET FORTH IN THIS
ARTICLE X AND THE LICENSE AGREEMENT CONSTITUTE THE ENTIRE OBLIGATIONS AND THE EXCLUSIVE REMEDIES OF THE PARTIES CONCERNING INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR THIRD PARTY CLAIMS.

                                   ARTICLE XI
                              TERM AND TERMINATION

         11.1 Term. The term of this Agreement shall commence on the date of execution and delivery of this Agreement (the "Effective Date"). This Agreement shall expire when terminated:

         (a) After a material breach by any Party in accordance with the provisions of Section 11.2; or

         (b) Upon the mutual written agreement of the Parties.

         11.2 Termination

         Any Party which is not in material breach of this Agreement shall have the right to terminate this Agreement upon the occurrence of the events set forth below:

         (a) The other Party is in material breach of any material term, condition or covenant of this Agreement and the breaching Party fails to cure such breach within thirty (30) calendar days after the receipt of written notice of such breach (unless such other Party commences the cure of such breach within such 30 day period, which cure can be reasonably expected to be completed after the expiration of such 30 day period but within a reasonable time, and is actually cured within a reasonable time); or

         (b) An event of bankruptcy occurs with respect to the other Party. For purposes of the foregoing, an event of bankruptcy with respect to a Party means any of the following circumstances:

                  (i) the commencement by the Party of a voluntary case under the United States Bankruptcy Code,

                  (ii) the commencement against the Party of an involuntary case under the United States Bankruptcy Code if the case is not vacated within ninety calendar days after commencement,

                  (iii) the entry of a final order by a court of competent jurisdiction finding the Party to be bankrupt or insolvent, ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its general creditors or assuming custody of or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed upon appeal or otherwise stayed within ninety calendar days of issuance; or

                  (iv) the Party makes an assignment for the benefit of, or enters into a composition with its creditors, or appoints or consents to the appointment of a receiver or other custodian for all or a substantial part of its property.

         (c) Termination under subsection (a) shall be effective upon delivery of notice of the expiration of the cure period or the expiration of a stated time period, as the case may be and termination under subsection (b) will become effective immediately upon written notice of termination at any time after the occurrence of the event.

         (d) This Agreement may be terminated at any time by the mutual written consent of all the Parties hereto.

         (e) This Agreement shall be terminated in the event that an event of bankruptcy occurs with respect to Newco and the Parties cannot agree on a plan of recapitalization.

         (f) Upon termination, all Licenses granted by Authentidate shall terminate and all of the Authentidate Software shall be the sole property of Authentidate.

                                   ARTICLE XII
                                 CONFIDENTIALITY

         12.1 Confidentiality, Non-Disclosure

         (a) Each of IVC, Holding, Authentidate and Newco covenants and agrees, on behalf of themselves, their Affiliates, parents, subsidiaries, directors, officers, employees, agents, successors and assigns, that they shall not, at any time during or after the termination of this Agreement, except when acting on behalf of and with the written authorization of the other Parties, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other Confidential Information of another Party and not to use any such Confidential Information of another Party for any purpose other than the purpose for which it was originally disclosed to the receiving party. No Party will disclose the others' Confidential Information to its employees and agents except on a "need-to-know" basis.

         (b) Confidential Information means any information of a Party disclosed to the other party in the course of this Agreement, which is identified as, or should be reasonably understood to be, confidential to the disclosing Party, including, but not limited to, trade secrets and confidential information disclosed to the Parties or known by them as a consequence of their transactions with IVC, Holding, Authentidate and/or Newco, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations, know-how, trade secrets, data, technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and Business Plans, projections, marketing data, information, research and development, customers, pricing and information relating to proposed expansion and this Agreement and all exhibits hereto. Confidential Information will not include information which: (a) is known or becomes known to the recipient directly or indirectly from a third-party source who obtained the information lawfully other than one having an obligation of confidentiality to the providing party; (b) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (c) is or was independently developed by the recipient without use of or reference to the providing party's Confidential Information, as shown by evidence in the recipient's possession.

         (c) The Parties acknowledge and agree that each may disclose Confidential Information: (a) as required by law or the rules of the National Association of Securities Dealers, Inc. or any applicable securities exchange or any governmental authority required by law; (b) to their respective directors, officers, employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis; (c) to investors or joint venture partners, who are under an obligation of confidentiality, on a "need-to-know" basis; or (d) in connection with disputes or litigation between the parties involving such Confidential Information and each Party will endeavor to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal). In the event a Party is required to disclose Confidential Information as required by law, such party will, to the extent practicable, in advance of such disclosure, provide the disclosing party with prompt notice of such requirement. Such Party also agrees, to the extent legally permissible, to provide the disclosing party, in advance of any such disclosure, with copies of any information or documents such party intends to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the disclosing party to the extent the disclosing Party may seek to limit such disclosure.

         12.2 General

         (a) This Article XII shall survive the termination of this Agreement.

         (b) The Parties acknowledge that damages alone may not be an adequate remedy for any breach by any Party of this Article XII, and accordingly, each expressly agrees that, in addition to any other remedies which each may have, each shall be entitled to request injunctive relief in a court of competent jurisdiction.

                                  ARTICLE XIII
                              RESTRICTIVE COVENANT

         13.1 Restrictive Covenant

         (a) During the term of this Agreement and for a period of one year after any termination of this Agreement, except for a termination based on a default in or breach of this Agreement by any Party, the other Parties agree that they will not, directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is primarily involved in the manufacture, development, distribution, marketing and/or sales of technology to authenticate and register autographed sports and entertainment memorabilia by means similar to those described in this Agreement in the Territory or geographical areas of operation of Newco.

         (b) During the term of this Agreement, Holding and Authentidate agree that they will not, directly or indirectly enter into or become associated with or engage in any other business in the Territory (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is primarily involved in the manufacture, development, distribution, marketing and/or sales of the Service.

         (c) Nothing in this Article XIII shall be construed to prevent Holding and Authentidate from developing, distributing, marketing or selling its own products and services to other third parties in the Territory served by Newco pursuant to this Agreement.

         13.2 General

         (a) The Parties acknowledge and agree that the covenants contained in this Article XIII are fair and reasonable and of a special unique character which gives them peculiar value and exist in order to protect the Parties and that the Parties would not have entered into this Agreement without such covenants being made to it.

         (b) If any court shall hold that the duration or geographic scope of the non-competition clause, or any other restriction contained in this Article XIII is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.

         (c) The Parties further acknowledge that damages alone will not be an adequate remedy for any breach by any Party of the covenants contained in this
Article XIII, and accordingly, each expressly agrees that, in addition to any other remedies which each may have, each shall be entitled to injunctive relief in a court of competent jurisdiction.

         (d) The Parties acknowledge that the covenants contained in this
Article XIII are separate and distinct from, and shall not be merged with, any similar covenants made by IVC, Holding and Authentidate in any other agreement, document or understanding.

         (e) The provisions of this Article XIII shall survive the termination of this Agreement.

                                   ARTICLE XIV
                                 INDEMNIFICATION

         Each Party represents and warrants to the other Party that such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate or contravene any applicable law or regulation or any agreement to which such Party is a party or by which it is otherwise bound, and when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms. Each Party agrees to indemnify and hold harmless each other Party to this agreement for a breach of the foregoing representations and warranties on such terms as set forth in this Agreement.

                                   ARTICLE XV
                                     GENERAL

         (a) Press Releases and Public Announcements. Except as provided by
Section 9.2, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. Except as otherwise provided herein, all notices, requests, demands, claims, and or other communications to be given hereunder will be in writing and will be (as elected by the party giving such notice): (a) personally delivered; (b) transmitted by postage prepaid registered or certified airmail, return receipt requested; (c) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail (with a copy of such transmission concurrently transmitted by postage prepaid registered or certified airmail, return receipt requested); (d) transmitted by facsimile (with a copy of such transmission by postage prepaid registered or certified airmail, return receipt requested); or (e) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (x) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (y) three
(3) days after the date of posting if transmitted by certified mail. Notice hereunder will be directed to a party at the address for such party as set forth below. Either party may change its address for notice purposes hereof on written notice to the other party pursuant to this Section 14 (f).

    If to Holding:                              Copy to:

    John T. Botti                               Victor J. DiGioia, Esq.
    Authentidate Holding Corp.                  Goldstein & DiGioia, LLP
    2165 Technology Drive                       369 Lexington Avenue, 18th Floor
    Schenectady, New York 12308                 New York, New York 10017

    If to Authentidate:                         Copy to:

    Robert Van Naarden                          Victor J. DiGioia, Esq.
    Authentidate, Inc.                          Goldstein & DiGioia, LLP
    2 World Financial Center, 43rd Floor        369 Lexington Avenue, 18th Floor
    New York, New York 10281                    New York, New York 10017

    If to IVC:

    Frank J. Skelly, III
    218 Royal Palm Way
    Palm Beach, Florida 33480

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (g) Governing Law. This Agreement has been executed in the State of New York, and except as otherwise provided herein, its validity, interpretation, performance, and enforcement will be governed by the laws and courts of such state, without application of the conflict of law principles thereof.

         (h) Jurisdiction and Venue. Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of New York City, New York and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

         (i) Arbitration. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise provided herein to the contrary. The undersigned agree that any and all disputes or disagreements relating to this agreement shall be submitted to arbitration before the American Arbitration Association in accordance with the rules and procedures governing such proceedings and that the venue for any such proceeding shall be within the State of New York. The parties further agree to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding, and agree that service of process upon each other mailed by certified mail to each other's address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties further agree each party shall bear their own costs of the arbitration as well as the costs of its own attorneys' fees.

         (i) Amendments. This Agreement may be amended by the parties hereto at any time; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.




    [Remainder of page intentionally left blank. Signature page is next page.]




         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


                                             AUTHENTIDATE HOLDING CORP.


                                             --------------------------------
                                             By John T. Botti, President

                                             AUTHENTIDATE, INC.


                                             --------------------------------
                                             By John T. Botti, Chairman

                                             INTERNET VENTURE CAPITAL, LLC


                                             --------------------------------
                                             An Authorized Representative

                                             NICHOLAS THEMELIS (Solely with
                                             respect to Sections 3.2 and 3.3 and
                                             Article V hereof)



                                             ---------------------------------